SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2004

GLYCOGENESYS, INC.

(Exact name of registrant as specified in charter)

NEVADA	0-26476	33-0231238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts 02116

(Address of principal executive officers) (Zip Code)

Registrant’s telephone number, including area code: (617) 422-0674

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS

On May 12, 2004, GlycoGenesys, Inc. (the “Company”) issued two press releases. The first press release, a copy of which is attached hereto as Exhibit 99.1 to this Form 8-K, set the record straight concerning the Company’s intellectual property position. The second press release, a copy of which is attached hereto as Exhibit 99.2 to this Form 8-K, announced the initiation of a Phase I dose escalation trial of GCS-100LE. Both Exhibit 99.1 and 99.2 are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is filed as part of this Form 8-K.

Exhibit Number	Description
99.1	Press release dated May 12, 2004.

99.2	Press release dated May 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2004	By:	/s/ Bradley J. Carver
Bradley J. Carver
President and Chief Executive Officer